UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2022

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

233 Wilshire Blvd. Suite 280 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598 5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPNT	Nasdaq Stock Market LLC

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation for Named Executive Officers

On January 4, 2022, the Compensation Committee (“Committee”) and the Board of Directors (“Board”) of Opiant Pharmaceuticals, Inc. (“Company”), and in consultation with the Company’s independent compensation consultant, Radford, approved the following annual base salary increases for the following named executive officers of the Company, effective January 1, 2022:

Name	Title	2022 Base Salary
Dr. Roger Crystal	Chief Executive Officer	$669,445
Dr. Phil Skolnick	Chief Scientific Officer	$469,044
David O'Toole	Chief Financial Officer	$431,709

Restricted Stock Unit Grants

On January 4, 2022, the Committee and the Board approved a grant of restricted stock units ("RSU") to each of Dr. Crystal, Dr. Skolnick and Mr. O’Toole, in the amounts of 40,000 shares, 12,000 shares and 12,000 shares, respectively. Such RSU grants (i) are for common stock of the Company, (ii) vest in three equal annual amounts starting on the first anniversary of the date of grant, and (iii) were granted under the Company’s 2017 Long-Term Incentive Plan (“2017 LTIP”), which was filed as Exhibit 10.52 to the Company’s Annual Report on Form 10-K filed on October 13, 2017.

Target Bonus Percentage

On January 4, 2022, the Committee and the Board also approved an increase from fifty percent to sixty percent as a target bonus percentage for Dr. Crystal for the calendar year 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2022                    OPIANT PHARMACEUTICALS, INC.
                 By: /s/ David D. O’Toole
Name: David D. O’Toole
Title: Chief Financial Officer